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                                                                    Exhibit I(2)


Steve Suleski
Vice President
Office of General Counsel
Phone:  608.231.7653
Fax:    608.236.7653
E-mail: steve.suleski@cunamutual.com



Ultra Series Fund
5910 Mineral Point Road
Madison, Wisconsin 53705

         Re:   Target Retirement Funds

Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation of Post-Effective Amendment No. 40 to the Registration Statement on Form N-1A (Registration Nos. 002-87775; 811-04815) (the "Registration Statement") relating to the sale by you of an unlimited number of Class Z shares, par value $0.01 per share (the "Shares") of the Target Retirement 2020 Fund, the Target Retirement 2030 Fund and the Target Retirement 2040 Fund (collectively, the "Funds"), each a series of the Ultra Series Fund, a Massachusetts business trust (the "Company"), in the manner set forth in the Registration Statement (and the Prospectus of the Funds included therein).

         We have examined: (a) the Registration Statement (and the Prospectus of the Funds included therein), (b) the Company's Amended and Restated Declaration of Trust, (c) certain resolutions of the Company's Board of Trustees, and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

         Based upon the foregoing, we are of the opinion that the Shares, when sold as contemplated in the Registration Statement, will be duly authorized and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                    Very truly yours,

                                    /s/ Steven R. Suleski

                                    Steven R. Suleski
                                    Vice President and Associate General Counsel
                                    CUNA Mutual Life Insurance Company